Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 of Audience, Inc. (Registration Nos. 333-181302, 333-194931, and 333-197717) of our report dated July 11, 2014, with respect to the financial statements of Sensor Platforms, Inc. as of and for the years ended December 31, 2013 and 2012, which report appears in this Current Report on Form 8-K/A of Audience, Inc. dated September 24, 2014.

/s/ Moss Adams LLP

September 24, 2014